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                                                                     EXHIBIT 5.1



                     [MAYER, BROWN, ROWE & MAW LETTERHEAD]


February 21, 2002



Devon Energy Corporation
20 North Broadway
Oklahoma City, Oklahoma 73102

         Re:      Devon Energy Corporation
                  Devon Financing Trust II
                  Devon Financing Corporation, U.L.C.
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to Devon Energy Corporation, a Delaware corporation ("Devon"), in connection with the proposed sale of the following securities (the "Securities"), as set forth in the Form S-3 Registration Statement filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"): (i) shares of common stock, par value $0.10 per share of Devon (the "Common Stock"), (ii) shares of preferred stock, par value $1.00 per share of Devon (the "Preferred Stock"), (iii) one or more series of debt securities of Devon (the "Devon Debt Securities"), (iv) stock purchase contracts of Devon (the "Stock Purchase Contracts"), (v) stock purchase units of Devon (the "Stock Purchase Units"), consisting of Stock Purchase Contracts and other securities, (vi) preferred securities of Devon Financing Trust II (the "Trust Preferred Securities"), (vii) the guarantees of Devon with respect to the Trust Preferred Securities (the "Trust Preferred Guarantees"), (viii) one or more series of debt securities of Devon Financing Corporation, U.L.C. (the "Devon Financing Debt Securities") and (ix) the guarantees of Devon with respect to the Devon Financing Debt Securities (the "Devon Financing Guarantees").

         Each series of Devon Debt Securities will be issued under one of two indentures (each, a "Devon Indenture"), to be entered into between Devon and The Bank of New York, as Trustee. Each series of Devon Financing Debt Securities will be issued under an indenture (the "Devon Financing Indenture") to be entered into among Devon, Devon Financing Corporation, U.L.C. and The Bank of New York, as Trustee. The Trust Preferred Securities will be issued under an Amended and Restated Declaration of Trust of Devon Financing Trust II (the "Trust"), among Devon, as sponsor, and the trustees named therein. Certain terms of the Securities to be issued from time to time will be approved by the Board of Directors of Devon (or a committee thereof), or by the Board of Directors of Devon Financing Corporation, U.L.C. as part of the corporate




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Devon Energy Corporation
February 21, 2002
Page 2



action taken and to be taken in connection with the authorization of the issuance of the Securities (the "Corporate Proceedings").

         As special counsel to Devon, we have examined originals or copies certified or otherwise identified to our satisfaction of resolutions of the Board of Directors of Devon and Devon Financing Corporation, U.L.C. and such Devon records, certificates and other documents and such questions of law we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Devon. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

         Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:

         (1) upon the completion of the Corporate Proceedings relating to the shares of Common Stock and the due execution, countersignature and delivery of the shares of Common Stock, the Common Stock, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to the Common Stock, will be duly authorized, legally issued, fully paid and nonassessable;

         (2) upon the completion of the Corporate Proceedings relating to a series of the Preferred Stock, the execution, delivery and filing with, and recording by, the Secretary of State of the State of Delaware of the Certificate of Designation relating to such series of the Preferred Stock, and the due execution, countersignature and delivery of the shares of Preferred Stock of such series, the Preferred Stock of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of the Preferred Stock, will be duly authorized, legally issued, fully paid and nonassessable;

         (3) upon the completion of the Corporate Proceedings relating to a series of the Devon Debt Securities, the execution and delivery of the applicable Devon Indenture and the due execution, authentication, issuance and delivery of the Devon Debt Securities of such series, the Devon Debt Securities of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of Devon Debt Securities, will be duly authorized and will be binding obligations of Devon enforceable in accordance with their terms and entitled to the benefits of the applicable Devon Indenture, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity;


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Devon Energy Corporation
February 21, 2002
Page 3



         (4) upon completion of the Corporate Proceedings relating to the Stock Purchase Contracts and the due execution and delivery of the applicable Stock Purchase Contract or other agreement pursuant to which the Stock Purchase Contract is issued, the Stock Purchase Contracts, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such Stock Purchase Contracts, will be duly authorized and will be binding obligations of Devon, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity;

         (5) upon completion of the Corporate Proceedings relating to the Trust Preferred Securities, and when an Amended and Restated Declaration of Trust among Devon and the trustees named therein, in the form filed as an exhibit to the Registration Statement, has been duly authorized and validly executed and delivered by each of the parties thereto and the Trust Preferred Securities have been duly executed, authenticated, issued and delivered, the Trust Preferred Securities, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to the Trust Preferred Securities, will represent valid and, subject to the qualifications set forth in paragraph 6 below, fully paid and non-assessable beneficial interests in the assets of the Trust,

         (6) holders of the Trust Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, and will not be required to make any additional payments or take any other action except as otherwise described in the Prospectus contained in the Registration Statement, and any Prospectus Supplement relating to the Trust Preferred Securities;

         (7) upon the completion of the Corporate Proceedings relating to the Trust Preferred Guarantees, and when the Trust Preferred Guaranty Agreement, in the form filed as an exhibit to the Registration Statement, has been duly authorized, validly executed and delivered by each of the parties thereto, such Trust Preferred Guarantees will be duly authorized and will be binding obligations of Devon, enforceable against Devon in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity; and

         (8) upon the completion of the Corporate Proceedings relating to a series of the Devon Financing Debt Securities, the execution and delivery of the Devon Financing Indenture and the due execution, authentication, issuance and delivery of the Devon Financing Debt Securities of such series, the Devon Financing Debt Securities of such series and the Devon Financing Guarantees, when the Devon Financing Debt Securities are sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of Devon Financing Debt Securities, will be duly

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Devon Energy Corporation
February 21, 2002
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authorized and will be binding obligations of Devon Financing and Devon, respectively, enforceable in accordance with their terms and entitled to the benefits of the Devon Financing Indenture, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity;

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

                                                   Very truly yours,


                                                   /s/ MAYER, BROWN, ROWE & MAW
                                                   -----------------------------
                                                   MAYER, BROWN, ROWE & MAW